EXHIBIT 32
CERTIFICATION OF EXECUTIVE OFFICERS*
Pursuant to 18 U.S.C. section 1350, each of the undersigned officers of La-Z-Boy Incorporated (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended January 23, 2021 (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kurt L. Darrow
Kurt L. Darrow
Chairman, President and Chief Executive Officer
February 16, 2021

/s/ Melinda D. Whittington
Melinda D. Whittington
Senior Vice President and Chief Financial Officer
February 16, 2021
*The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.